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Hilton Reports First Quarter Results; Raises Full Year Outlook

MCLEAN, VA (April 26, 2023) - Hilton Worldwide Holdings Inc. ("Hilton" or the "Company") (NYSE: HLT) today reported its first quarter 2023 results. Highlights include:

•Diluted EPS was $0.77 for the first quarter, and diluted EPS, adjusted for special items, was $1.24

•Net income was $209 million for the first quarter

•Adjusted EBITDA was $641 million for the first quarter

•System-wide comparable RevPAR increased 30.0 percent, on a currency neutral basis, for the first quarter compared to the same period in 2022

•System-wide comparable RevPAR increased 8.0 percent, on a currency neutral basis, for the first quarter compared to the same period in 2019

•Approved 24,900 new rooms for development during the first quarter, bringing Hilton's development pipeline to 428,100 rooms as of March 31, 2023

•Added 9,200 rooms to Hilton's system in the first quarter, resulting in 5,300 net additional rooms in Hilton's system during the period

•Repurchased 3.2 million shares of Hilton common stock during the first quarter, bringing total capital return, including dividends, to $487 million for the quarter and more than $602 million year to date through April

•Full year 2023 system-wide RevPAR is expected to increase between 8 percent and 11 percent on a comparable and currency neutral basis compared to 2022; full year net income is projected to be between $1,331 million and $1,385 million; full year Adjusted EBITDA is projected to be between $2,875 million and $2,950 million

•Full year 2023 capital return is projected to be between $1.8 billion and $2.2 billion

Overview

Christopher J. Nassetta, President & Chief Executive Officer of Hilton, said, "We carried strong momentum into 2023, exceeding the high end of our guidance for system-wide RevPAR, driving strong bottom-line results and delivering meaningful free cash flow available for return to our shareholders. As a result of our strong performance and positive outlook, we are raising our Adjusted EBITDA guidance for the full year."

For the three months ended March 31, 2023, system-wide comparable RevPAR increased 30.0 percent compared to the same period in 2022, due to increases in both occupancy and ADR, and management and franchise fee revenues increased 30.1 percent compared to the same period in 2022. For comparison to pre-pandemic results, system-wide comparable RevPAR for the three months ended March 31, 2023 increased 8.0 percent compared to the same period in 2019, and management and franchise fee revenues increased 26.3 percent from the same period in 2019.

For the three months ended March 31, 2023, diluted EPS was $0.77 and diluted EPS, adjusted for special items, was $1.24 compared to $0.75 and $0.71, respectively, for the three months ended March 31, 2022. Net income and Adjusted EBITDA were $209 million and $641 million, respectively, for the three months ended March 31, 2023, compared to $211 million and $448 million, respectively, for the three months ended March 31, 2022.

Development

In the first quarter of 2023, Hilton opened 64 new hotels totaling 9,200 rooms and achieved net unit growth of 5,300 rooms. Additionally, Hilton started construction on over 19,000 hotel rooms during the first quarter, continuing the positive momentum from the end of 2022, particularly in China. Further, Hilton continued to achieve development milestones during the first quarter, opening the 100th Tapestry Collection by Hilton, as well as its 500th hotel in China.

As of March 31, 2023, Hilton's development pipeline totaled approximately 2,930 hotels representing 428,100 rooms throughout 116 countries and territories, including 30 countries and territories where Hilton did not have any existing hotels. Additionally, of the rooms in the development pipeline, 215,700 of the rooms were under construction and 246,200 of the rooms were located outside of the U.S. In April, Hilton announced a notable addition to its development pipeline, the Waldorf Astoria Jaipur, which will mark the debut of the Waldorf Astoria Hotels & Resorts brand in India.

Balance Sheet and Liquidity

As of March 31, 2023, Hilton had $8.8 billion of long-term debt outstanding, excluding the deduction for deferred financing costs and discount, with a weighted average interest rate of 4.51 percent. Excluding all finance lease liabilities and other debt of Hilton's consolidated variable interest entities, Hilton had $8.6 billion of long-term debt outstanding with a weighted average interest rate of 4.50 percent and no scheduled maturities until May 2025. As of March 31, 2023, no debt amounts were outstanding under Hilton's $2.0 billion senior secured revolving credit facility, which had an available borrowing capacity of $1,940 million after considering $60 million of outstanding letters of credit. Total cash and cash equivalents were $978 million as of March 31, 2023, including $77 million of restricted cash and cash equivalents.

During the three months ended March 31, 2023, Hilton repurchased 3.2 million shares of its common stock at an average price per share of $139.88, returning $446 million of capital to shareholders. Through April 21, 2023, since the inception of Hilton's stock repurchase program in March 2017, Hilton repurchased approximately 56.4 million shares of its common stock for approximately $5.4 billion at an average price per share of $96.39. The amount remaining under Hilton's stock repurchase program is approximately $2.6 billion.

In March 2023, Hilton paid a quarterly cash dividend of $0.15 per share of common stock, bringing total dividend payments for the quarter to $41 million. In April 2023, Hilton's board of directors authorized a regular quarterly cash dividend of $0.15 per share of common stock to be paid on or before June 30, 2023 to holders of record of its common stock as of the close of business on May 19, 2023.

Outlook

Share-based metrics in Hilton's outlook include actual share repurchases to date, but do not include the effect of potential share repurchases hereafter.

Full Year 2023

•System-wide comparable RevPAR, on a currency neutral basis, is expected to increase between 8 percent and 11 percent compared to 2022.
•Diluted EPS is projected to be between $4.95 and $5.14.
•Diluted EPS, adjusted for special items, is projected to be between $5.68 and $5.88.

•Net income is projected to be between $1,331 million and $1,385 million.
•Adjusted EBITDA is projected to be between $2,875 million and $2,950 million.
•Contract acquisition costs and capital expenditures, excluding amounts reimbursed by third parties, are expected to be approximately $300 million.
•Capital return is projected to be between $1.8 billion and $2.2 billion.
•General and administrative expenses are projected to be between $390 million and $410 million.
•Net unit growth is expected to be between 5.0 percent and 5.5 percent.

Second Quarter 2023

•System-wide comparable RevPAR, on a currency neutral basis, is expected to increase between 10 percent and 12 percent compared to the second quarter of 2022.
•Diluted EPS is projected to be between $1.45 and $1.50.
•Diluted EPS, adjusted for special items, is projected to be between $1.54 and $1.59.
•Net income is projected to be between $387 million and $401 million.
•Adjusted EBITDA is projected to be between $770 million and $790 million.

Conference Call

Hilton will host a conference call to discuss first quarter of 2023 results on April 26, 2023 at 10:00 a.m. Eastern Time. Participants may listen to the live webcast by logging on to the Hilton Investor Relations website at https://ir.hilton.com/events-and-presentations. A replay and transcript of the webcast will be available within 24 hours after the live event at https://ir.hilton.com/financial-reporting.

Alternatively, participants may listen to the live call by dialing 1-888-317-6003 in the United States ("U.S.") or 1-412-317-6061 internationally using the conference ID 7057332. Participants are encouraged to dial into the call or link to the webcast at least fifteen minutes prior to the scheduled start time. A telephone replay will be available for seven days following the call. To access the telephone replay, dial 1-877-344-7529 in the U.S. or 1-412-317-0088 internationally using the conference ID 5182053.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include, but are not limited to, statements related to the expectations regarding the performance of Hilton's business, future financial results, liquidity and capital resources and other non-historical statements. In some cases, you can identify these forward-looking statements by the use of words such as "outlook," "believes," "expects," "potential," "continues," "may," "will," "should," "could," "seeks," "projects," "predicts," "intends," "plans," "estimates," "anticipates" or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties including, among others, risks inherent to the hospitality industry; macroeconomic factors beyond Hilton's control, such as inflation, changes in interest rates, challenges due to labor shortages and supply chain disruptions and instability in the banking system as a result of several recent bank failures; risks related to the impact of the COVID-19 pandemic; competition for hotel guests and management and franchise contracts; risks related to doing business with third-party hotel owners; performance of Hilton's information technology systems; growth of reservation channels outside of Hilton's system; risks of doing business outside of the U.S.; risks associated with the Russian invasion of Ukraine; and Hilton's indebtedness. Additional factors that could cause Hilton's results to differ materially from those described in the forward-looking statements can be found under the section entitled "Part I—Item 1A. Risk Factors" of Hilton's Annual Report on Form 10-K for the fiscal year ended December 31, 2022, which is filed with the Securities and Exchange Commission (the "SEC") and is accessible on the SEC's website at www.sec.gov. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this press release and in Hilton's filings with the SEC. The Company undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.

Definitions

See the "Definitions" section for the definition of certain terms used within this press release, including within the schedules.

Non-GAAP Financial Measures

The Company refers to certain financial measures that are not recognized under U.S. generally accepted accounting principles ("GAAP") in this press release, including: net income, adjusted for special items; diluted EPS, adjusted for special items; EBITDA; Adjusted EBITDA; Adjusted EBITDA margin; net debt; and net debt to Adjusted EBITDA ratio. See the schedules to this press release, including the "Definitions" section, for additional information and reconciliations of such non-GAAP financial measures, as well as the most comparable GAAP financial measures.

About Hilton

Hilton (NYSE: HLT) is a leading global hospitality company with a portfolio of 19 world-class brands comprising more than 7,200 properties and more than 1.1 million rooms, in 122 countries and territories. Dedicated to fulfilling its founding vision to fill the earth with the light and warmth of hospitality, Hilton has welcomed more than 3 billion guests in its more than 100-year history, earned a top spot on Fortune's 100 Best Companies to Work For list and been recognized as a global leader on the Dow Jones Sustainability Indices for six consecutive years. Hilton has introduced several industry-leading technology enhancements to improve the guest experience, including Digital Key Share, automated complimentary room upgrades and the ability to book confirmed connecting rooms. Through the award-winning guest loyalty program Hilton Honors, the more than 158 million members who book directly with Hilton can earn Points for hotel stays and experiences money can't buy. With the free Hilton Honors app, guests can book their stay, select their room, check in, unlock their door with a Digital Key and check out, all from their smartphone. Visit stories.hilton.com for more information, and connect with Hilton on facebook.com/hiltonnewsroom, twitter.com/hiltonnewsroom, linkedin.com/company/hilton, instagram.com/hiltonnewsroom and youtube.com/hiltonnewsroom.

HILTON WORLDWIDE HOLDINGS INC.
EARNINGS RELEASE SCHEDULES

HILTON WORLDWIDE HOLDINGS INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, except per share data)
(unaudited)

	Three Months Ended
	March 31,
	2023	2022
Revenues
Franchise and licensing fees	$508	$413
Base and other management fees	80	55
Incentive management fees	65	34
Owned and leased hotels	248	150
Other revenues	35	18
	936	670
Other revenues from managed and franchised properties	1,357	1,051
Total revenues	2,293	1,721

Expenses
Owned and leased hotels	251	185
Depreciation and amortization	37	44
General and administrative	91	91
Other expenses	21	11
	400	331
Other expenses from managed and franchised properties	1,395	1,021
Total expenses	1,795	1,352

Operating income	498	369

Interest expense	(116)	(90)
Loss on foreign currency transactions	—	(4)
Loss on investments in unconsolidated affiliate	(92)	—
Other non-operating income, net	12	16

Income before income taxes	302	291

Income tax expense	(93)	(80)

Net income	209	211
Net loss (income) attributable to noncontrolling interests	(3)	1
Net income attributable to Hilton stockholders	$206	$212

Weighted average shares outstanding:
Basic	266	279
Diluted	269	282

Earnings per share:
Basic	$0.77	$0.76
Diluted	$0.77	$0.75

Cash dividends declared per share	$0.15	$—

HILTON WORLDWIDE HOLDINGS INC.
COMPARABLE AND CURRENCY NEUTRAL SYSTEM-WIDE HOTEL OPERATING STATISTICS
BY REGION, BRAND AND SEGMENT
(unaudited)

	Three Months Ended March 31,
	Occupancy			ADR		RevPAR
	2023	vs. 2022		2023	vs. 2022	2023	vs. 2022
Region
U.S.	68.6%	6.5%	pts.	$159.67	10.0%	$109.56	21.4%
Americas (excluding U.S.)	65.5	14.7		147.48	21.0	96.62	56.0
Europe	62.1	15.3		142.42	27.0	88.38	68.4
Middle East & Africa	74.3	8.1		175.13	17.6	130.12	32.1
Asia Pacific	65.8	24.1		116.18	21.3	76.42	91.2

Brand
Waldorf Astoria Hotels & Resorts	61.8%	15.7%	pts.	$560.91	(9.1)%	$346.61	21.9%
LXR Hotels & Resorts	45.9	4.0		489.29	0.5	224.69	10.2
Conrad Hotels & Resorts	69.3	21.3		282.82	23.1	195.85	77.8
Canopy by Hilton	64.8	16.5		210.64	12.5	136.42	50.9
Hilton Hotels & Resorts	64.8	15.9		185.99	13.8	120.54	50.7
Curio Collection by Hilton	66.5	14.5		229.39	3.5	152.63	32.3
DoubleTree by Hilton	63.6	9.9		137.76	10.7	87.59	31.2
Tapestry Collection by Hilton	62.4	7.0		168.90	13.6	105.41	28.1
Embassy Suites by Hilton	69.3	9.8		177.22	9.2	122.74	27.1
Hilton Garden Inn	67.1	8.1		138.99	11.2	93.25	26.6
Hampton by Hilton	68.2	8.2		124.90	7.0	85.24	21.6
Tru by Hilton	68.0	5.9		122.08	7.9	82.96	18.1
Homewood Suites by Hilton	76.5	2.8		149.95	10.5	114.75	14.6
Home2 Suites by Hilton	76.8	3.5		136.76	9.6	105.05	14.9

Segment
Management and franchise	67.8%	9.5%	pts.	$152.51	10.9%	$103.36	29.1%
Ownership(1)	62.9	25.7		204.01	26.7	128.34	114.1

System-wide	67.7%	9.8%	pts.	$153.20	11.2%	$103.72	30.0%
____________
(1)Includes hotels owned or leased by entities in which Hilton owns a noncontrolling financial interest.

HILTON WORLDWIDE HOLDINGS INC.
PROPERTY SUMMARY
As of March 31, 2023

	Owned / Leased(1)		Managed		Franchised		Total
	Properties	Rooms	Properties	Rooms	Properties	Rooms	Properties	Rooms
Waldorf Astoria Hotels & Resorts
U.S.	—	—	12	4,437	—	—	12	4,437
Americas (excluding U.S.)	—	—	3	425	—	—	3	425
Europe	2	463	4	898	—	—	6	1,361
Middle East & Africa	—	—	7	1,867	—	—	7	1,867
Asia Pacific	—	—	6	1,259	—	—	6	1,259
LXR Hotels & Resorts
U.S.	—	—	—	—	3	522	3	522
Americas (excluding U.S.)	—	—	—	—	1	76	1	76
Europe	—	—	1	70	1	307	2	377
Middle East & Africa	—	—	1	41	3	282	4	323
Asia Pacific	—	—	—	—	1	114	1	114
Conrad Hotels & Resorts
U.S.	—	—	6	2,227	2	1,730	8	3,957
Americas (excluding U.S.)	—	—	3	787	—	—	3	787
Europe	—	—	4	1,155	1	107	5	1,262
Middle East & Africa	1	614	4	1,689	—	—	5	2,303
Asia Pacific	1	164	23	7,082	1	659	25	7,905
Canopy by Hilton
U.S.	—	—	—	—	26	4,490	26	4,490
Americas (excluding U.S.)	—	—	2	272	1	184	3	456
Europe	—	—	1	123	4	917	5	1,040
Middle East & Africa	—	—	1	200	—	—	1	200
Asia Pacific	—	—	4	614	—	—	4	614
Signia by Hilton
U.S.	—	—	2	1,814	—	—	2	1,814
Hilton Hotels & Resorts
U.S.	—	—	59	44,208	187	58,761	246	102,969
Americas (excluding U.S.)	1	405	31	11,784	23	6,791	55	18,980
Europe	37	11,135	44	15,109	44	11,483	125	37,727
Middle East & Africa	4	1,705	38	13,041	4	1,738	46	16,484
Asia Pacific	5	2,999	114	39,883	9	3,557	128	46,439
Curio Collection by Hilton
U.S.	—	—	11	4,979	63	13,003	74	17,982
Americas (excluding U.S.)	—	—	2	99	17	2,200	19	2,299
Europe	—	—	6	516	27	3,534	33	4,050
Middle East & Africa	—	—	4	741	2	557	6	1,298
Asia Pacific	—	—	4	773	2	248	6	1,021
DoubleTree by Hilton
U.S.	—	—	31	10,131	348	79,228	379	89,359
Americas (excluding U.S.)	—	—	3	587	39	7,823	42	8,410
Europe	—	—	15	3,770	109	18,774	124	22,544
Middle East & Africa	—	—	20	5,568	4	670	24	6,238
Asia Pacific	—	—	84	22,375	8	2,101	92	24,476

(continued on next page)

HILTON WORLDWIDE HOLDINGS INC.
PROPERTY SUMMARY (continued)
As of March 31, 2023

	Owned / Leased(1)		Managed		Franchised		Total
	Properties	Rooms	Properties	Rooms	Properties	Rooms	Properties	Rooms
Tapestry Collection by Hilton
U.S.	—	—	—	—	83	10,002	83	10,002
Americas (excluding U.S.)	—	—	1	138	7	740	8	878
Europe	—	—	—	—	7	410	7	410
Middle East & Africa	—	—	1	50	—	—	1	50
Asia Pacific	—	—	1	266	1	175	2	441
Embassy Suites by Hilton
U.S.	—	—	38	10,125	217	48,810	255	58,935
Americas (excluding U.S.)	—	—	2	504	7	1,829	9	2,333
Middle East & Africa	—	—	—	—	1	151	1	151
Motto by Hilton
U.S.	—	—	—	—	3	871	3	871
Americas (excluding U.S.)	—	—	—	—	1	115	1	115
Europe	—	—	—	—	1	108	1	108
Hilton Garden Inn
U.S.	—	—	6	689	737	101,860	743	102,549
Americas (excluding U.S.)	—	—	12	1,838	53	7,952	65	9,790
Europe	—	—	13	2,524	64	10,312	77	12,836
Middle East & Africa	—	—	17	3,555	3	474	20	4,029
Asia Pacific	—	—	59	12,892	7	1,149	66	14,041
Hampton by Hilton
U.S.	—	—	23	2,986	2,318	229,522	2,341	232,508
Americas (excluding U.S.)	—	—	12	1,537	117	14,166	129	15,703
Europe	—	—	16	2,697	109	17,044	125	19,741
Middle East & Africa	—	—	5	1,459	—	—	5	1,459
Asia Pacific	—	—	—	—	288	45,832	288	45,832
Tru by Hilton
U.S.	—	—	—	—	233	22,762	233	22,762
Americas (excluding U.S.)	—	—	—	—	4	453	4	453
Homewood Suites by Hilton
U.S.	—	—	9	1,131	500	57,157	509	58,288
Americas (excluding U.S.)	—	—	3	406	24	2,688	27	3,094
Home2 Suites by Hilton
U.S.	—	—	2	210	553	57,901	555	58,111
Americas (excluding U.S.)	—	—	—	—	8	845	8	845
Asia Pacific	—	—	—	—	26	3,946	26	3,946
Other	—	—	4	1,442	6	1,436	10	2,878
Total hotels	51	17,485	774	242,973	6,308	858,566	7,133	1,119,024
Hilton Grand Vacations	—	—	—	—	82	14,253	82	14,253
Total system	51	17,485	774	242,973	6,390	872,819	7,215	1,133,277
____________
(1)Includes hotels owned or leased by entities in which Hilton owns a noncontrolling financial interest.

HILTON WORLDWIDE HOLDINGS INC.
CAPITAL EXPENDITURES AND CONTRACT ACQUISITION COSTS
(dollars in millions)
(unaudited)

	Three Months Ended
	March 31,		Increase / (Decrease)
	2023	2022	$	%
Capital expenditures for property and equipment(2)	$44	$4	40	NM(1)
Capitalized software costs(3)	19	10	9	90.0
Total capital expenditures	63	14	49	NM(1)
Contract acquisition costs, net of refunds(4)	105	15	90	NM(1)
Total capital expenditures and contract acquisition costs	$168	$29	139	NM(1)
____________
(1)Fluctuation in terms of percentage change is not meaningful.
(2)Represents expenditures for hotels, corporate and other property and equipment, which include amounts reimbursed by third parties of $2 million and less than $1 million for the three months ended March 31, 2023 and 2022, respectively. Excludes expenditures for FF&E replacement reserves of $8 million and $12 million for the three months ended March 31, 2023 and 2022, respectively.
(3)Includes $18 million and $9 million of expenditures that were reimbursed by third parties for the three months ended March 31, 2023 and 2022, respectively.
(4)The increase during the period was due to the timing of certain strategic hotel developments supporting Hilton's growth.

HILTON WORLDWIDE HOLDINGS INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES
NET INCOME AND DILUTED EPS, ADJUSTED FOR SPECIAL ITEMS
(in millions, except per share data)
(unaudited)

	Three Months Ended
	March 31,
	2023	2022
Net income attributable to Hilton stockholders, as reported	$206	$212
Diluted EPS, as reported	$0.77	$0.75
Special items:
Net other expenses (revenues) from managed and franchised properties	$38	$(30)
Purchase accounting amortization(1)	11	12
Loss on investments in unconsolidated affiliate(2)	92	—
FF&E replacement reserves	8	12
Other adjustments(3)	5	(10)
Total special items before taxes	154	(16)
Income tax benefit (expense) on special items	(27)	5
Total special items after taxes	$127	$(11)

Net income, adjusted for special items	$333	$201
Diluted EPS, adjusted for special items	$1.24	$0.71
____________
(1)Amounts represent the amortization expense related to finite-lived intangible assets that were recorded at fair value in 2007 when the Company became a wholly owned subsidiary of affiliates of Blackstone Inc. The majority of the related assets will be fully amortized during 2023.
(2)Amount for the three months ended March 31, 2023 includes losses recognized related to equity and debt financing that Hilton had previously provided to an unconsolidated affiliate with underlying investments in hotels that Hilton currently or in the future will manage or franchise.
(3)Amounts include net losses (gains) related to certain of Hilton's investments in unconsolidated affiliates, other than the loss included separately in "loss on investments in unconsolidated affiliate," which were recognized in other non-operating income, net.

HILTON WORLDWIDE HOLDINGS INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES
NET INCOME MARGIN AND
ADJUSTED EBITDA AND ADJUSTED EBITDA MARGIN
(dollars in millions)
(unaudited)

	Three Months Ended
	March 31,
	2023	2022
Net income	$209	$211
Interest expense	116	90
Income tax expense	93	80
Depreciation and amortization expenses	37	44
EBITDA	455	425
Loss on foreign currency transactions	—	4
Loss on investments in unconsolidated affiliate(1)	92	—
FF&E replacement reserves	8	12
Share-based compensation expense	33	37
Amortization of contract acquisition costs	10	8
Net other expenses (revenues) from managed and franchised properties	38	(30)
Other adjustments(2)	5	(8)
Adjusted EBITDA	$641	$448
____________
(1)Amount for the three months ended March 31, 2023 includes losses recognized related to equity and debt financing that Hilton had previously provided to an unconsolidated affiliate with underlying investments in hotels that Hilton currently or in the future will manage or franchise.
(2)All periods include net losses (gains) related to certain of Hilton's investments in unconsolidated affiliates, other than the loss included separately in "loss on investments in unconsolidated affiliate," severance and other items.

	Three Months Ended
	March 31,
	2023	2022
Total revenues, as reported	$2,293	$1,721
Add: amortization of contract acquisition costs	10	8
Less: other revenues from managed and franchised properties	(1,357)	(1,051)
Total revenues, as adjusted	$946	$678

Net income	$209	$211
Net income margin	9.1%	12.3%

Adjusted EBITDA	$641	$448
Adjusted EBITDA margin	67.8%	66.1%

HILTON WORLDWIDE HOLDINGS INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES
LONG-TERM DEBT TO NET INCOME RATIO AND
NET DEBT AND NET DEBT TO ADJUSTED EBITDA RATIO
(dollars in millions)
(unaudited)

	March 31,	December 31,
	2023	2022
Long-term debt, including current maturities	$8,741	$8,747
Add: unamortized deferred financing costs and discount	70	73
Long-term debt, including current maturities and excluding the deduction for unamortized deferred financing costs and discount	8,811	8,820
Less: cash and cash equivalents	(901)	(1,209)
Less: restricted cash and cash equivalents	(77)	(77)
Net debt	$7,833	$7,534

	Three Months Ended		Year Ended	TTM Ended
	March 31,		December 31,	March 31,
	2023	2022	2022	2023
Net income	$209	$211	$1,257	$1,255
Interest expense	116	90	415	441
Income tax expense	93	80	477	490
Depreciation and amortization expenses	37	44	162	155
EBITDA	455	425	2,311	2,341
Loss (gain) on foreign currency transactions	—	4	(5)	(9)
Loss on investments in unconsolidated affiliate(1)	92	—	—	92
FF&E replacement reserves	8	12	54	50
Share-based compensation expense	33	37	162	158
Amortization of contract acquisition costs	10	8	38	40
Net other expenses (revenues) from managed and franchised properties	38	(30)	39	107
Other adjustments(2)	5	(8)	—	13
Adjusted EBITDA	$641	$448	$2,599	$2,792

Long-term debt				$8,741
Long-term debt to net income ratio				7.0

Net debt				$7,833
Net debt to Adjusted EBITDA ratio				2.8
____________
(1)Amount for the three months ended March 31, 2023 includes losses recognized related to equity and debt financing that Hilton had previously provided to an unconsolidated affiliate with underlying investments in hotels that Hilton currently or in the future will manage or franchise.
(2)All periods include net losses (gains) related to certain of Hilton's investments in unconsolidated affiliates, other than the loss included separately in "loss on investments in unconsolidated affiliate," severance and other items.

HILTON WORLDWIDE HOLDINGS INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES
OUTLOOK: NET INCOME AND DILUTED EPS, ADJUSTED FOR SPECIAL ITEMS
(in millions, except per share data)
(unaudited)

	Three Months Ending
	June 30, 2023
	Low Case	High Case
Net income attributable to Hilton stockholders	$386	$400
Diluted EPS(1)	$1.45	$1.50
Special items(2):
Purchase accounting amortization	$11	$11
FF&E replacement reserves	19	19
Total special items before taxes	30	30
Income tax expense on special items	(5)	(5)
Total special items after taxes	$25	$25

Net income, adjusted for special items	$411	$425
Diluted EPS, adjusted for special items(1)	$1.54	$1.59

	Year Ending
	December 31, 2023
	Low Case	High Case
Net income attributable to Hilton stockholders	$1,324	$1,378
Diluted EPS(1)	$4.95	$5.14
Special items(2):
Net other expenses from managed and franchised properties	$38	$38
Purchase accounting amortization	38	38
Loss on investments in unconsolidated affiliate(3)	92	92
FF&E replacement reserves	67	67
Other adjustments	4	4
Total special items before taxes	239	239
Income tax expense on special items	(41)	(41)
Total special items after taxes	$198	$198

Net income, adjusted for special items	$1,522	$1,576
Diluted EPS, adjusted for special items(1)	$5.68	$5.88
____________
(1)Does not include the effect of potential share repurchases.
(2)See "—Net Income and Diluted EPS, Adjusted for Special Items" for details of these special items.
(3)Includes losses recognized during the three months ended March 31, 2023 related to equity and debt financing that Hilton had previously provided to an unconsolidated affiliate with underlying investments in hotels that Hilton currently or in the future will manage or franchise.

HILTON WORLDWIDE HOLDINGS INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES
OUTLOOK: ADJUSTED EBITDA
(in millions)
(unaudited)

	Three Months Ending
	June 30, 2023
	Low Case	High Case
Net income	$387	$401
Interest expense	108	108
Income tax expense	155	161
Depreciation and amortization expenses	37	37
EBITDA	687	707
FF&E replacement reserves	19	19
Share-based compensation expense	50	50
Amortization of contract acquisition costs	11	11
Other adjustments(1)	3	3
Adjusted EBITDA	$770	$790

	Year Ending
	December 31, 2023
	Low Case	High Case
Net income	$1,331	$1,385
Interest expense	444	444
Income tax expense	541	562
Depreciation and amortization expenses	147	147
EBITDA	2,463	2,538
Loss on investments in unconsolidated affiliate(2)	92	92
FF&E replacement reserves	67	67
Share-based compensation expense	158	158
Amortization of contract acquisition costs	43	43
Net other expenses from managed and franchised properties	38	38
Other adjustments(1)	14	14
Adjusted EBITDA	$2,875	$2,950
____________
(1)Includes adjustments for severance and other items. See "—Net Income Margin and Adjusted EBITDA and Adjusted EBITDA Margin" for details of these adjustments.
(2)Includes losses recognized during the three months ended March 31, 2023 related to equity and debt financing that Hilton had previously provided to an unconsolidated affiliate with underlying investments in hotels that Hilton currently or in the future will manage or franchise.

HILTON WORLDWIDE HOLDINGS INC.
DEFINITIONS

Trailing Twelve Month Financial Information

This press release includes certain unaudited financial information for the trailing twelve months ("TTM") ended March 31, 2023, which is calculated as the three months ended March 31, 2023 plus the year ended December 31, 2022 less the three months ended March 31, 2022. This presentation is not in accordance with GAAP. However, the Company believes that this presentation provides useful information to investors regarding its recent financial performance, and it views this presentation of the four most recently completed fiscal quarters as a key measurement period for investors to assess its historical results. In addition, the Company's management uses TTM information to evaluate the Company's financial performance for ongoing planning purposes.

Net Income (Loss), Adjusted for Special Items, and Diluted EPS, Adjusted for Special Items

Net income (loss), adjusted for special items, and diluted earnings (loss) per share ("EPS"), adjusted for special items, are not recognized terms under GAAP and should not be considered as alternatives to net income (loss) or other measures of financial performance or liquidity derived in accordance with GAAP. In addition, the Company's definition of net income (loss), adjusted for special items, and diluted EPS, adjusted for special items, may not be comparable to similarly titled measures of other companies.

Net income (loss), adjusted for special items, and diluted EPS, adjusted for special items, are included to assist investors in performing meaningful comparisons of past, present and future operating results and as a means of highlighting the results of the Company's ongoing operations.

EBITDA, Adjusted EBITDA, Net Income Margin and Adjusted EBITDA Margin

EBITDA, presented herein, reflects net income (loss), excluding interest expense, a provision for income tax benefit (expense) and depreciation and amortization expenses. Adjusted EBITDA, presented herein, is calculated as EBITDA, as previously defined, further adjusted to exclude certain items, including gains, losses, revenues and expenses in connection with: (i) asset dispositions for both consolidated and unconsolidated investments; (ii) foreign currency transactions; (iii) debt restructurings and retirements; (iv) furniture, fixtures and equipment ("FF&E") replacement reserves required under certain lease agreements; (v) share-based compensation; (vi) reorganization, severance, relocation and other expenses; (vii) non-cash impairment; (viii) amortization of contract acquisition costs; (ix) the net effect of reimbursable costs included in other revenues and other expenses from managed and franchised properties; and (x) other items.

Net income margin represents net income as a percentage of total revenues. Adjusted EBITDA margin represents Adjusted EBITDA as a percentage of total revenues, adjusted to exclude the amortization of contract acquisition costs and other revenues from managed and franchised properties.

The Company believes that EBITDA, Adjusted EBITDA and Adjusted EBITDA margin provide useful information to investors about the Company's financial condition and results of operations for the following reasons: (i) these measures are among the measures used by the Company's management team to evaluate its operating performance and make day-to-day operating decisions and (ii) these measures are frequently used by securities analysts, investors and other interested parties as a common performance measure to compare results or estimate valuations across companies in the industry. Additionally, these measures exclude certain items that can vary widely across different industries and among competitors within the Company's industry. For instance, interest expense and income taxes are dependent on company specifics, including, among other things, capital structure and operating jurisdictions, respectively, and, therefore, could vary significantly across companies. Depreciation and amortization expenses, as well as amortization of contract acquisition costs, are dependent upon company policies, including the method of acquiring and depreciating assets and the useful lives that are assigned to those depreciating or amortizing assets for accounting purposes. For Adjusted EBITDA, the Company also excludes items such as: (i) FF&E replacement reserves for leased hotels to be consistent with the treatment of capital expenditures for property and equipment, where depreciation of such capitalized assets is reported within depreciation and amortization expenses; (ii) share-based compensation, as this could vary widely among companies due to the different plans in place and the usage of them; (iii) the net effect of the Company's cost reimbursement revenues and reimbursed expenses, as the Company contractually does not operate the related programs to generate a profit over the terms of the respective contracts; and (iv) other items, such as amounts related to debt restructurings and debt retirements and reorganization and related severance costs, that are not core to the Company's operations and are not reflective of the Company's operating performance.

EBITDA, Adjusted EBITDA and Adjusted EBITDA margin are not recognized terms under GAAP and should not be considered as alternatives, either in isolation or as a substitute, for net income (loss) or other measures of financial performance or liquidity, including cash flows, derived in accordance with GAAP. Further, EBITDA, Adjusted EBITDA and Adjusted EBITDA margin have limitations as analytical tools, may not be comparable to similarly titled measures of other companies and should not be considered as other methods of analyzing the Company's results as reported under GAAP.

Net Debt, Long-Term Debt to Net Income Ratio and Net Debt to Adjusted EBITDA Ratio

Long-term debt to net income ratio is calculated as the ratio of Hilton's long-term debt, including current maturities, to net income. Net debt and net debt to Adjusted EBITDA ratio, presented herein, are non-GAAP financial measures that the Company uses to evaluate its financial leverage. Net debt is calculated as: long-term debt, including current maturities and excluding the deduction for unamortized deferred financing costs and discount; reduced by: (i) cash and cash equivalents and (ii) restricted cash and cash equivalents.

Net debt should not be considered as a substitute to debt presented in accordance with GAAP, and net debt to Adjusted EBITDA ratio should not be considered as an alternative to measures of financial condition derived in accordance with GAAP. Net debt and net debt to Adjusted EBITDA ratio may not be comparable to similarly titled measures of other companies. The Company believes net debt and net debt to Adjusted EBITDA ratio provide useful information about its indebtedness to investors as they are frequently used by securities analysts, investors and other interested parties to compare the indebtedness between companies.

Comparable Hotels

The Company defines comparable hotels as those that: (i) were active and operating in the Company's system for at least one full calendar year as of the end of the current period, and open January 1st of the previous year; (ii) have not undergone a change in brand or ownership type during the current or comparable periods reported; and (iii) have not sustained substantial property damage, business interruption, undergone large-scale capital projects or for which comparable results were not available. Of the 7,133 hotels in the Company's system as of March 31, 2023, 6,143 hotels were classified as comparable hotels. The 990 non-comparable hotels included 383 hotels, or approximately five percent of the total hotels in the Company's system, that were removed from the comparable group during the last twelve months because they sustained substantial property damage, encountered business interruption, underwent large-scale capital projects or comparable results were otherwise not available.

Occupancy

Occupancy represents the total number of room nights sold divided by the total number of room nights available at a hotel or group of hotels for a given period. Occupancy measures the utilization of available capacity at a hotel or group of hotels. Management uses occupancy to gauge demand at a specific hotel or group of hotels in a given period. Occupancy levels also help management determine achievable Average Daily Rate ("ADR") pricing levels as demand for hotel rooms increases or decreases.

ADR

ADR represents hotel room revenue divided by the total number of room nights sold for a given period. ADR measures the average room price attained by a hotel, and ADR trends provide useful information concerning the pricing environment and the nature of the customer base of a hotel or group of hotels. ADR is a commonly used performance measure in the industry, and management uses ADR to assess pricing levels that the Company is able to generate by type of customer, as changes in rates charged to customers have different effects on overall revenues and incremental profitability than changes in occupancy, as described above.

Revenue per Available Room ("RevPAR")

RevPAR is calculated by dividing hotel room revenue by the total number of room nights available to guests for a given period. Management considers RevPAR to be a meaningful indicator of the Company's performance as it provides a metric correlated to two primary and key drivers of operations at a hotel or group of hotels, as previously described: occupancy and ADR. RevPAR is also a useful indicator in measuring performance over comparable periods for comparable hotels.

References to occupancy, ADR and RevPAR throughout this press release are presented on a comparable basis, based on the comparable hotels as of March 31, 2023, and references to ADR and RevPAR are presented on a currency neutral basis, unless otherwise noted. As such, comparisons of these hotel operating statistics for the three months ended March 31, 2023 and 2022 or 2019 use the foreign currency exchange rates used to translate the results of the Company's foreign operations within its unaudited condensed consolidated financial statements for the three months ended March 31, 2023.